EXHIBIT 99.1


         On August 20, 2004, RCN Corporation ("RCN" or the "Company") and certain of its subsidiaries filed a Joint Plan of Reorganization (the "Plan") and Disclosure Statement with respect to the Plan (the "Disclosure Statement") in the United States Bankruptcy Court for the Southern District Court of New York (the "Bankruptcy Court"). A copy of the Plan and the Disclosure Statement are attached to the Current Report on Form 8-K to which this Exhibit 99.1 is attached. The purpose of this Exhibit 99.1 is to reconcile the projected financial information attached to the Disclosure Statement as Exhibit D in accordance with Regulation G.

         This disclosure contains projections of future operating results of the Company and its subsidiaries provided to the Bankruptcy Court as part of the Disclosure Statement and reflects projected operating results on a pro forma basis (not in accordance with GAAP (as defined below)) of a reorganized RCN and certain of its subsidiaries after emergence from bankruptcy (collectively, "Reorganized RCN"). The projections are based on the business plan, as of August 20, 2004, for Reorganized RCN and are based upon information available as of July 31, 2004. The information provided by the Company for the projections was based on a number of estimates and assumptions that, although considered reasonable by management at the time they were made, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company and management and upon assumptions with respect to all subsequent business decisions since that time and going forward which were, and are, subject to change. Furthermore, since the Plan is subject to requisite stakeholder approval and confirmation by the Bankruptcy Court, the projections are subject to change. These projections were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission (the "SEC") or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

         The financial projections cover the operations of Reorganized RCN and certain of its subsidiaries through the period ending December 31, 2009. These projections are based on numerous assumptions that are an integral part of the projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized RCN, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or indemnity claims, other matters, many of which are beyond the control of the Company and Reorganized RCN and certain of its subsidiaries and some or all of which may not materialize, and such other risks and uncertainties set forth under "Business -- Risk Factors" in Part I, Item 1 of the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2003 and such other factors as may appear in the Company's SEC filings from time to time. In addition, changes to joint ventures, unanticipated events and circumstances occurring subsequent to the date of the Disclosure Statement may affect the actual financial results of Reorganized RCN's operations. These variations may be material and may adversely affect the ability of

Reorganized RCN to pay the obligations owing to certain holders of claims entitled to distributions under the Plan and other post-effective date indebtedness. Because the actual results achieved throughout the periods covered by the projections may vary from the projected results, the projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

         Additionally, upon emergence from bankruptcy, the amounts reported in subsequent financial statements could materially change due to the restructuring of the Company's assets and liabilities as a result of any plan or reorganization and the application of the provision of Statement of Position 90-7 with respect to reporting upon emergence from Chapter 11. Changes in the accounting principles required under generally accepted accounting principles ("GAAP") within twelve months of emerging from bankruptcy are required to be adopted at the date of emergence. Additionally, the Company may choose to make changes in accounting practices and policies at that time. For all these reasons, the financial statements for periods subsequent to emergence from Chapter 11 may not be comparable with those of prior periods.

         The table below reflects the pro-forma reorganized balance sheet as of September 30, 2004 as presented in Exhibit D to the Disclosure Statement. Defined terms not otherwise defined herein shall have the meanings ascribed to them in the Disclosure Statement.

                                         Pro-forma Reorganized Balance Sheet
                                                 September 30, 2004
                                                     (Unaudited)
                                               (Amounts in Thousands)


                                                                            Chapter 11 Emergence
                                                         ----------------------------------------------------------
                                                          Pre-Emergence   Cash /New         Fresh       Pro Forma
                                                             9/30/04      Financing         Start        9/30/04
                                                         ----------------------------------------------------------
ASSETS
Current Assets:
   Cash and temporary cash investments                         $177,643   ($10,753)(a)               -     $166,890
   Escrowed cash from lender                                          -              -               -            -
   Accounts receivable from related parties                       6,130              -               -        6,130
   Accounts receivable, net                                      47,246              -               -       47,246
   Unbilled revenues                                              1,032              -               -        1,032
   Interest receivable                                            3,125              -               -        3,125
   Prepayments and other current assets                          18,125              -               -       18,125
   Short-term restricted investments                             33,000              -               -       33,000
Total current assets                                            286,301    (10,753)                  -      275,548
                                                         ----------------------------------------------------------
Property, plant and equipment, net                              849,025              -     (39,262)(b)      809,763
Investments in joint ventures and equity securities             215,000              -               -      215,000
Intangibles, net                                                  1,503              -      (1,503)(c)            -
Goodwill, net                                                     6,130              -      (6,130)(c)            -
Deferred charges and other assets                                     -     25,579(d)               -        25,579
                                                         ----------------------------------------------------------
Total assets                                                  1,357,959     14,826         (46,895)       1,325,890

LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)
Current Liabilities:
   Accounts payable                                              19,880              -               -       19,880
   Advance billings and customer deposits                        22,280              -               -       22,280
   Accrued expenses                                              17,771              -               -       17,771
   Accrued interest                                                   -              -               -            -
   Accrued cost of sales                                         37,935              -               -       37,935
   Accrued employee compensation and related expenses            20,699              -               -       20,699
   Deferred income taxes                                             18              -               -           18
                                                         ----------------------------------------------------------
Total current liabilities                                       118,584              -               -      118,584
Term Loan A                                                      91,612    (91,612)(e)               -            -
Term Loan B                                                     316,352   (316,352)(e)               -            -
Evergreen Facility                                               30,249              -        3,252(f)       33,500
New Term Loan                                                         -    285,000(g)                -      285,000
New Second Lien Facility                                              -    150,000(g)                -      150,000
Capital Leases                                                   11,083              -               -       11,083
Other deferred credits                                            7,307              -               -        7,307
Commitments and contingencies
Preferred stock, Series A                                       346,538              -    (346,538)(h)            -
Preferred stock, Series B                                     1,458,203              -  (1,458,203)(h)            -
Liabilities subject to compromise                             1,252,524              -  (1,252,524)(i)            -
Total shareholders' (deficit) / equity                       (2,274,492)   (12,210)(j)   3,007,118(k)       720,417
                                                         ----------------------------------------------------------
Total liabilities, redeemable preferred stock and
shareholders' equity / (deficit)                              1,357,959     14,826         (46,895)       1,325,890

Footnotes to Reorganized Balance Sheet
--------------------------------------

(a) Net cash use of ($10.8) million at emergence reflects the impact of $435.0 million in the Deutsche Bank Exit Facility proceeds, used to repay the existing $408.0 million outstanding under Term Loan A and Term Loan B as well as $37.8 million of accrued professional fees and reorganization costs. This assumes the severance amount is paid prior to or at emergence. No assumption was made regarding creditors from Class 5 that opt into the Cash Component.

(b) For purposes of the financial statements, the Reorganized Debtors used a reorganization value of $1,200 million, $720.4 million of which is attributable to stockholders equity. This adjustment results in a net reduction of ($39.3) million to the Reorganized Debtors' property, plant and equipment.

         The amount of post-emergence stockholder's equity estimated in preparing the pro-forma financial statements is not an estimate of the saleable value of the New Common Stock, Management Incentive Plan or New Warrants, which are subject to many uncertainties. RCN does not make any representation as to the saleable value of shares or warrants to be issued pursuant to the Plan.

(c) In accordance with "fresh start" accounting, Goodwill and Intangible assets were revalued and are being written off at emergence.

(d) For presentation purposes, the Pro Forma Financial Statements assume that fees and expenses associated with the Deutsche Bank financing are expensed / capitalized at emergence; these items are reflected in the "Cash / New Financing" column. However, the Deutsche Bank Exit Facility is expected to close into escrow prior to emergence, and a portion of the fees could be considered due and payable at such time.

(e) Reflects the $435.0 million in proceeds from the Deutsche Bank Exit Facility, a portion of which are used to repay the existing $408.0 million of Term Loan A and Term Loan B borrowings.

(f) Reflects the elimination of a contra-liability account for certain warrants issued in connection with the Evergreen Facility.

(g) Reflects the raising of a $285 million Term Loan A and a $150 million Term Loan B Deutsche Bank facility.

(h) In accordance with the Plan, the Series A and B Preferred stock is canceled upon emergence.

(i) Liabilities subject to compromise are exchanged for equity consideration as provided for in the Plan and any remaining liability is forgiven.

(j) Reflects the portion of professional fees and expenses not capitalized.

(k) In accordance with "fresh start" accounting, the Reorganized Debtors' accumulated deficit is eliminated and the post-emergence shareholder's equity account is made equal to the reorganized equity value.

         The tables below reflects the three months ended December 31, 2004 and fiscal years 2005-2009 projected income statement information, projected balance sheet information for fiscal years ending 2004 - 2009, and projected cash flow information for the three months ended December 31, 2004 and fiscal years 2005-2009 as presented in Exhibit D to the Disclosure Statement.

                                        Pro-forma Income Statements
                                        Quarter Ended 12/31/2004 and
                                   Fiscal Years Ending 2004 through 2009
                                                (Unaudited)
                                           (Amounts in Thousands)


                                                                           For the years ended December 31,
                                                                 -----------------------------------------------------
                                                       3 months
                                                       12/31/04     2005E      2006E     2007E      2008E      2009E
                                                      ----------------------------------------------------------------
Revenue                                                $119,629    $494,456  $539,822   $592,061   $638,954   $682,143
Costs and expenses,
excluding depreciation and amortization
   Direct expenses                                       43,945     180,974   197,009    215,729    234,508    254,448
   Operating and selling, general and                    66,682     241,443   231,761    227,308    227,321    227,971
   administrative
Restructuring                                            29,600           -         -          -          -          -
Depreciation and amortization                            31,046     118,033   107,197    116,022    116,302    113,068
                                                      ----------------------------------------------------------------
Operating (loss) / income                               (51,644)    (45,994)    3,855     33,001     60,822     86,656
Investment income                                           725       1,916     1,573      1,716      2,055      2,604
Interest expense                                         (9,336)    (45,110)  (50,823)   (52,250)   (49,703)   (43,744)
                                                      ----------------------------------------------------------------
(Loss) / income from continuing operations before       (60,256)    (89,188)  (45,396)   (17,533)    13,174     45,516
income taxes
Income tax (provision) benefit(1)                             -           -         -          -          -          -
                                                      ----------------------------------------------------------------
(Loss) / income from continuing operations before       (60,256)    (89,188)  (45,396)   (17,533)    13,174     45,516
equity in unconsolidated entities and minority
interest
Equity in loss of unconsolidated entity                  (1,526)     (7,290)   (6,874)    (5,483)    (3,983)    (2,632)
                                                      ----------------------------------------------------------------
Net (loss) / income from continuing operations         ($61,782)   ($96,478) ($52,270)  ($23,016)    $9,191    $42,884


_______________________

(1)  Assumes no tax provision due to sufficient post-emergence net operating losses.



                                                        Pro-forma Balance Sheet
                                                 Fiscal Years Ending 2004 through 2009
                                                              (Unaudited)
                                                        (Amounts in Thousands)

                                                                         December 31,
                                             ----------------------------------------------------------------------
                                                2004E       2005E       2006E       2007E       2008E       2009E
                                             ----------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and temporary cash investments         $123,079     $85,115     $80,386     $91,169    $114,349    $146,037
   Accounts receivable from related parties       5,474       5,423       5,328       5,323       5,338       5,351
   Accounts receivable, net                      47,137      50,539      55,705      59,728      64,459      68,816
   Unbilled revenues                              1,008         910         812         715         617         520
   Interest receivable                            2,292       1,342       1,250       1,372       1,643       2,082
   Prepayments and other current assets          17,116      15,359      15,279      15,124      15,124      15,160
   Short-term restricted investments             33,000      33,000      33,000      33,000      33,000      33,000
                                             ----------------------------------------------------------------------
Total current assets                            229,106     191,688     191,758     206,429     234,530     270,965
Property, plant and equipment, net              804,468     749,021     708,239     651,976     587,656     525,398
Investments in joint ventures and equity
securities                                      211,740     200,868     189,532     182,489     171,162     158,834
Intangibles, net                                      -           -           -           -           -           -
Goodwill, net                                         -           -           -           -           -           -
Deferred charges and other assets                24,666      21,011      17,357      13,703      10,049       6,395
                                             ----------------------------------------------------------------------
Total assets                                  1,269,981   1,162,588   1,106,887   1,054,598   1,003,397     961,592
                                             ----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                              18,584      16,325      16,222      16,022      16,023      16,069
   Advance billings and customer deposits        21,090      18,802      18,587      19,111      19,658      20,354
   Accrued expenses                              23,455      16,321      17,035      16,491      16,544      16,682
   Accrued interest                               3,424       4,078       4,571           -           -           -
   Accrued cost of sales                         37,947      39,224      42,104      44,743      47,562      50,319
   Accrued employee compensation and
   related expenses                              19,349      16,997      16,890      16,682      16,683      16,731
   Deferred income taxes                             18          18          18          18          18          18
                                             ----------------------------------------------------------------------
Total current liabilities                       123,868     111,765     115,427     113,068     116,489     120,173
                                             ----------------------------------------------------------------------
Long-term debt                                  479,918     480,344     472,890     446,064     382,739     294,666
Other deferred credits                            7,560       8,322       8,683       8,595       8,107       7,807
Commitments and contingencies
Preferred stock, Series A                             -           -           -           -           -           -
Preferred stock, Series B                             -           -           -           -           -           -
Total shareholders' equity                      658,635     562,157     509,887     486,871     496,062     538,946
                                             ----------------------------------------------------------------------
Total liabilities and shareholders' equity    1,269,981   1,162,588   1,106,887   1,054,598   1,003,397     961,592
                                             ----------------------------------------------------------------------

                                                          7


                                                              Pro-forma Statements of Cash Flows
                                                                 Quarter Ended 12/31/2004 and
                                                             Fiscal Years Ending 2004 through 2009
                                                                          (Unaudited)
                                                                    (Amounts in Thousands)

                                                                            For the years ended December 31,
                                                                   ------------------------------------------------------
                                                       3 months
                                                       12/31/04       2005E     2006E       2007E      2008E      2009E
                                                       ----------   --------- ----------  ---------  ----------  --------
Cash flows from operating activities
   Net (loss) / income                                  ($61,782)   ($96,478)  ($52,270)   ($23,016)    $9,191   $42,884
Adjustments to reconcile net loss from continuing
operations to net cash used in operating activities:
   Accretion of discounted debt                            1,047       4,525      5,118       5,524      6,214     6,991
   Amortization of financing costs                           914       3,654      3,654       3,654      3,654     3,654
   Depreciation and amortization                          31,046     118,033    107,197     116,022    116,302   113,068
   Non-cash interest expense                               3,424         654          -           -          -         -
   Equity in loss of unconsolidated entities               1,526       7,290      6,874       5,483      3,983     2,632
                                                       ----------   --------- ----------  ---------  ----------  --------
                                                         (23,825)     37,678     70,573     107,666    139,344   169,229
Net change in certain assets and liabilities:
   Accounts receivable and unbilled revenues                 967      (2,355)    (4,975)     (4,048)    (4,905)   (4,698)
   Accounts payable                                       (1,296)     (2,259)      (103)       (199)         1        46
   Accrued expenses                                        5,355      (6,452)     3,567       2,042      2,873     2,907
   Accounts receivable from related parties                  656          51         95           5        (15)      (13)
   Unearned revenue, advanced billing and customer
   deposits                                                 (937)     (1,526)       147         435         59       396
                                                       ----------   --------- ----------  ---------  ----------  --------
Net cash (used in) / provided by operating activities    (19,081)     25,137     69,305     105,902    137,357   167,866
Cash flows from investing activities:
   Additions to property, plant and equipment            (25,751)    (62,585)   (66,415)    (59,759)   (51,982)  (50,810)
   Distribution from unconsolidated joint venture(2)       1,734       3,583      4,461       1,560      7,344     9,696
                                                       ----------   --------- ----------  ---------  ----------  --------
Net cash (used in) investing activities                  (24,017)    (59,003)   (61,954)    (58,199)   (44,638)  (41,114)
Cash flows from financing activities:
   Repayment of long-term debt and capital leases           (712)     (4,099)   (12,080)    (36,920)   (69,540)  (95,064)
                                                       ----------   --------- ----------  ---------  ----------  --------
Net cash (used in) financing activities                     (712)     (4,099)   (12,080)    (36,920)   (69,540)  (95,064)
Net (decrease) / increase in cash and temporary
cash investments                                         (43,810)    (37,965)    (4,729)     10,783     23,180    31,688
Cash and temporary cash investments at beginning of
period                                                   166,890     123,079     85,115      80,386     91,169   114,349
Cash and temporary cash investments at end of period     123,079      85,115     80,386      91,169    114,349   146,037


________________________

(2) Pro-forma statement of cash flows assumes that all Starpower cash in excess of $15 million is dividended to the partners.

This would require the approval of the Starpower Members Committee.


         The projections include both financial measures generated using GAAP and non-GAAP measures. THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS DESCRIBED BELOW. ACTUAL OPERATING RESULTS AND VALUES MAY VARY SIGNIFICANTLY FROM THOSE PROJECTED. The assumptions and financial measures used reflect industry conventions and standard measures of liquidity, profitability and performance commonly used by the investment community for comparability purposes and include the following:

(i) Fiscal Years. The Reorganized Debtors' fiscal year ends on December 31 of each year.

(ii) Plan Terms and Consummation. The Projections assume an Effective Date of September 30, 2004 with Allowed Claims and Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Interests. If consummation of the Plan does not occur on or around September 30, 2004, there is no assurance that, among other things, the trade creditors or customers will support the Reorganized Debtors as projected. A material reduction in trade credit and terms would materially impact the Reorganized Debtors' ability to achieve the projected results. Further, if the Effective Date does not occur by September 30, 2004, additional bankruptcy expenses will be incurred until such time as a plan of reorganization is confirmed and consummated. These expenses could significantly impact the Reorganized Debtors' results of operations and cash flows.

(iii) Assumptions Preceding the Effective Date. As a basis for the Projections, management has estimated the operating results for the period of time leading up to the Effective Date. Specifically, it has been assumed that during the Chapter 11 Case, trade vendors will continue to provide the Debtors with goods and services on relatively customary terms and credit.

(iv) Fresh Start Accounting. In connection with the Plan, the Reorganized Debtors will be required to restate their balance sheet in accordance with the principles of fresh start accounting. The Projections have been prepared consistent with the basic principles of "fresh start" accounting. These principles are contained in the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Under "fresh start" accounting principles, the Debtors will determine the reorganization value of the Reorganized Debtors as of the Effective Date. This value will be allocated, based on estimated fair market values, to specific tangible or identifiable intangible assets. The Debtors are in the process of evaluating further how the reorganization value will be allocated to the Reorganized Debtors' various assets. It is likely that the final allocation will differ from the amounts presented herein.

(v) Revenues. The Debtors' management expects future revenues to be achieved by (i) continuing to provide new digital television services and broadband internet (ii) a targeted sales initiative intended to lead to churn reductions. THE PROJECTIONS DO NOT PROJECT ANY NEGATIVE IMPACT FROM THE CHAPTER 11 CASE ON THE REORGANIZED DEBTORS' RELATIONSHIPS WITH ITS CUSTOMERS AFTER THE REORGANIZATION.

(vi) ARPU. Video ARPU is projected to increase from higher take rates on additional services such as digital tier, premium channels, Video-on-Demand, HDTV and Personal Video Recording. Voice ARPU is projected to decline due to competitive pressures from VOIP and wireless providers. Data ARPU is projected to increase minimally through the Projection Period driven by the introduction of value-added services.

(vii) Gross Margin. Video direct costs were forecasted using actual network fees with adjustments for anticipated annual increases. Data direct costs are projected to rise over time due to the introduction of value-added services with lower gross margin percentages. Generally, gross margins contract from 63.8% to 62.7% over the Projection Period.

(viii) Selling, General & Administrative Costs. Selling, general and administrative costs as a percentage of revenue, are expected to continue to decrease as a result of various cost savings and restructuring efforts.

(ix) Interest Expense. Interest expense reflects cash interest on the (i) Term Loan, (ii) Second-Lien Notes, (iii) Evergreen Claims, (iv) capital leases and (v) L/C Facility.

(x) Interest Income. Interest income reflects current and estimated market rates on cash and cash equivalents and presumes interest rates will not change materially

(xi) Income Taxes. The Projections assume that no income taxes will be paid through the Projection Period based on the Company's current and projected NOL position.

(xii) Capital Expenditures. Category 1 capital expenditures are projected to decrease as there is no further planned network build-out nor any increase to the total number of marketable homes. Category 2 capital expenditures are projected to decrease with further efficiency of collection of CPE and promotion of digital set-top equipment. Category 3 capital expenditures are projected to remain flat.

(xiii) Working Capital. Components of working capital are projected primarily on the basis of historic patterns applied to projected levels of operation. It has been assumed that the Debtors will receive normal levels of vendor trade terms in the post-Effective Date period.

(xiv) Deferred Revenue. Deferred revenue reflects the timing difference between the invoiced amounts on certain contracts and the recording of revenues on a GAAP basis. The Debtors generally receive cash in advance under its contracts related to commercial sales of dark fiber. This liability is then amortized as the Debtors record the revenue based on the terms of the contract.

(xv) Starpower. The Starpower joint venture is accounted for under the equity method and is thus unconsolidated. The Debtors' pro-rata portion of Starpower's operating results is included in the "Equity in Income (Loss) of Unconsolidated Entity" line. Additionally, Starpower dividend projections are based upon the assumption of continued improvement in revenue growth and cost reductions within Starpower.

(xvi) Megacable. The investment in Megacable is accounted for under the equity method and is thus unconsolidated. The Debtors' pro-rata portion of Megacable's operating results has historically been included in the "Equity in Income (Loss) of Unconsolidated Entity" line. Megacable has not been included in the Projections. The Debtors do not believe that the projected results of Megacable will have a material impact on the Reorganized Debtors' financial performance.

Use of Non-GAAP Financial Measures

         The projections above contain non-GAAP financial measures. Generally, a non-GAAP measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Shown below is the three months ended December 31, 2004 and fiscal years 2005-2009 projected income statement information presented in a GAAP format.

                                                                              For the years ended December 31,
                                                                -----------------------------------------------------------------
                                                     3 months
                                                    12/31/2004    2005E         2006E         2007E        2008E        2009E
                                                    -----------------------------------------------------------------------------

Revenue                                             $  119,629     $ 494,456    $ 539,822     $ 592,061   $ 638,954   $ 682,143
Costs and expenses, excluding depreciation
and amortization
Direct expenses                                         43,945       180,974      197,009       215,729     234,508      254,448
Operating and selling, general and administrative       66,682       241,443      231,761       227,308     227,321      227,971
Depreciation and amortization                           31,046       118,033      107,197       116,022     116,302      113,068
                                                    -----------------------------------------------------------------------------
Operating (loss) / income                              (22,044)      (45,994)       3,855        33,001      60,822       86,656
Investment income                                          725         1,916        1,573         1,716       2,055        2,604
Interest expense                                        (9,336)      (45,110)     (50,823)      (52,250)    (49,703)     (43,744)
                                                    -----------------------------------------------------------------------------
(Loss) / income from continuing operations
  before restructuring and income taxes                (30,656)      (89,188)     (45,396)      (17,533)     13,174       45,516
Restructuring                                           29,600             -            -             -           -            -
Income tax (provision) benefit([1])
(Loss) / income from continuing operations
   before equity in unconsolidated entities                  -             -            -             -           -            -
and minority interest                                  (60,256)      (89,188)     (45,396)      (17,533)     13,174       45,516
Equity in loss of unconsolidated entity                 (1,526)       (7,290)      (6,874)       (5,483)     (3,983)      (2,632)
                                                    -----------------------------------------------------------------------------
Net (loss) / income from continuing operations       $ (61,782)    $ (96,478)   $ (52,270)    $ (23,016)   $  9,191    $  42,884


([1]) Assumes no tax provision due to sufficient post-emergence net operating tables contain losses.



         Pursuant to the requirements of Regulation G, the following reconciliations of the non-GAAP financial measures contained in the most comparable financial measure calculated and presented in accordance with GAAP.


                                                                          For the years ended December 31,
                                                           -----------------------------------------------------------------
                                               3 months
                                              12/31/2004        2005E         2006E       2007E        2008E         2009E
                                            --------------------------------------------------------------------------------

Operating loss (per projections)            $   (51,644)     $ (45,994)    $  3,855    $  33,001    $ 60,822      $ 86,656

Restructuring                                    29,600              -            -            -           -             -
                                            --------------------------------------------------------------------------------

Operating loss                              $   (22,044)     $ (45,994)    $  3,855    $  33,001    $ 60,822      $ 86,656





                                                                          For the years ended December 31,
                                                           -----------------------------------------------------------------
                                               3 months
                                              12/31/2004        2005E         2006E       2007E        2008E         2009E
                                            --------------------------------------------------------------------------------

(Loss) / income from continuing operation   s
before income taxes per projections           $ (60,256)     $  (89,188)     $ (45,396)  $ (17,533)    $ 13,174      $ 45,516

Restructuring                                    29,600               -              -           -           -             -
                                            --------------------------------------------------------------------------------
(Loss) / income from continuing operation   s
before restructuring and income taxes         $ (30,656)     $ (89,188)      $ (45,396)  $ (17,533)    $ 13,174      $ 45,516




         The projections included non-GAAP financial measures as defined in Regulation G. The projections for the "Operating Loss" and the "(Loss)/income from continuing operations before income taxes" were not calculated in accordance with GAAP as demonstrated above and investors should note that these items are not necessarily comparable to similar measures presented by other companies.

         The information contained in this Exhibit 99.1 is summary information that is intended to be considered in the context of RCN's SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company does not, as a matter of course, disclose long-range external forecasts or projections of anticipated financial position or results of operations. Except as otherwise required by a disclosure statement to be sent to creditors and security holders entitled to vote on the plan of reorganization after such disclosure statement is approved by the Bankruptcy Court, RCN disclaims any obligation to furnish, update or publish any long-range external forecasts or projections of anticipated financial position or results of operations. RCN further disclaims any obligation to publicly update or revise any information contained in the Current Report on Form 8-K to which this Exhibit 99.1 is attached, although it may do so from time to time as the Company believes warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Cautionary Statement About Forward-Looking Statements

         Some of the statements made by RCN in this Exhibit 99.1 are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. The Company believes that the primary factors include, but are not limited to, the ability to successfully complete a financial restructuring on a consensual basis with some or all of the Company's relevant constituents or otherwise successfully to reorganize, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, the Company's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which the Company operates and the Company's ability to adequately identify and disclose material information in future filings with the SEC. Additional information concerning these and other important factors can be found in the Company's filings with the SEC. Statements in this Exhibit
99.1 should be evaluated in light of these important factors.

         These and other risk factors are set forth in more detail in the Company's Annual Report on Form 10-K and 10-K/A for 2003 which is filed with the Securities and Exchange Commission.